Exhibit 99.1

Surgical Business of
CryoCath Technologies Inc.

Financial Statements
March 31, 2007 and September 30, 2006

AUDITORS’ REPORT

To the Directors of
ATS Medical, Inc.

We have audited the statement of assets acquired and liabilities assumed of the Surgical Business of CryoCath Technologies Inc. [the “Company”] as at September 30, 2006 and the statement of sales and direct operating expenses of the Surgical Business for the year then ended, [together the “financial information”]. The financial information is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial information based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial information is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial information. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial information. We believe that our audit provides a reasonable basis for our opinion.

As described in note 2, the accompanying financial information was prepared in accordance with the Purchase Agreement between the Company and ATS Medical, Inc. dated June 28, 2007 for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission for inclusion in the current report on Form 8-K of ATS Medical, Inc. and may not be indicative of the financial position or results of operations of the Surgical Business had it been a separate stand-alone entity, independent of the Company for all periods reported.

In our opinion, this financial information presents fairly, in all material respects, the assets acquired and liabilities assumed of the Surgical Business of the Company as at September 30, 2006 and the sales and direct operating expenses for the year then ended in accordance with Canadian generally accepted accounting principles.

Montréal, Canada December 3, 2009 ‘	s/ Ernst & Young LLP Chartered Accountants CA auditor permit no. 16652

Surgical Business of CryoCath Technologies Inc.
Statement of Assets Acquired and Liabilities Assumed

(expressed in thousands of Canadian dollars)

	As at	As at
	March 31,	September 30,
	2007	2006
	$	$
	(unaudited)
Current assets
Finished goods inventories	218	599
Manufacturing equipment, net (note 5)	1	4
Consoles at customers’ premises, net (note 6)	330	457
Intellectual property, net (note 7)	11,588	12,394

	12,137	13,454
Current liabilities
Deferred service revenue	5	10

Net assets acquired	12,132	13,444

The accompanying notes are an integral part of these financial statements.

Surgical Business of CryoCath Technologies Inc.
Statement of Sales and Direct Operating Expenses

(expressed in thousands of Canadian dollars)

	For the
	six month	For the
	period ended	year ended
	March 31,	September 30,
	2007	2006
	$	$
	(unaudited)
Sales	7,378	13,055
Cost of sales	2,536	6,892

Gross profit	4,842	6,163
Sale of surgical distribution rights	—	233
	4,842	6,396

Direct operating expenses
Research and development	456	798
Investment tax credits	(6)	(83)

Net research and development	450	715
Administrative	152	309
Sales and marketing	3,229	6,918
Amortization of intellectual property (note 7)	5	7
Foreign exchange loss (gain)	(182)	85
Non-cash compensation expense (notes 3 and 8)	63	219
Total direct operating expenses	3,717	8,253

Excess (shortfall) of sales over cost of sales, sale of surgical distribution rights and direct operating expenses	1,125	(1,857)

The accompanying notes are an integral part of these financial statements.

1	Description of Surgical Business of CryoCath Technologies Inc. and overview of CryoCath asset purchase transaction

Description of Surgical business of CryoCath

On June 28, 2007, pursuant to an asset purchase agreement (the “Purchase Agreement”) between ATS Medical, Inc. (“ATS”) and CryoCath Technologies Inc. (“CryoCath”), ATS, through one of its subsidiaries, acquired certain assets and assumed certain liabilities of CryoCath’s argon-based cryoablation business (the “CryoCath Asset Purchase”) relating to the following CryoCath argon-based cryoablation devices (specifically referred to herein as the “Surgical business”):

SurgiFrost® – a probe designed to ablate cardiac tissue while a patient is undergoing a primary cardiac surgical procedure.

FrostByte® – a two-in-one device that incorporates a clamp and a surgical probe used in minimally invasive cardiac surgery procedures.

CryoSurgery console – the control centre for CryoCath’s surgical probes

In addition to those assets related to the products manufactured and sold by CryoCath’s Surgical business described in the preceding section, pursuant to the Purchase Agreement, ATS acquired certain rights and was licensed other rights to intellectual property owned by CryoCath (subject to any pre-existing licence grants related to such intellectual property) that relate to certain products offered by CryoCath’s Surgical business.

ATS did not acquire any intellectual property rights owned by CryoCath that do not relate to or are not used exclusively for or in the Surgical business.

Overview of CryoCath Asset Purchase transaction

In accordance with the Purchase Agreement, ATS completed the CryoCath Asset Purchase and acquired the CryoCath Surgical business in exchange for US$22 million paid in cash upon closing, with US$2 million payable in cash 24 months thereafter plus contingent payments of up to an additional US$6 million. Specifically, the terms of the CryoCath Asset Purchase comprise the following:

a)	ATS acquired specifically identified finished goods inventories and manufacturing equipment relating to the CryoCath Surgical business at the Montréal, Quebec, facility.

b)	ATS acquired consoles located at customers’ premises.

The Purchase Agreement also provides that ATS and CryoCath will enter into the following agreements:

Manufacturing agreement

In connection with the transition of the Surgical business to ATS, CryoCath will manufacture, assemble and supply ATS the argon-based cryoablation devices purchased under the Purchase Agreement for a period of 12 months at CryoCath’s fully loaded cost of manufacturing multiplied by a predetermined and agreed upon mark up.

Technology license agreement

As a condition of the Purchase Agreement, CryoCath granted to ATS a perpetual worldwide fully paid license for the use of specified patents, know-how, and confidential information in a predefined and specified field of use.

2	Basis of presentation

These carve-out financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) for the purpose of presenting the assets acquired and liabilities assumed of CryoCath’s Surgical business as at March 31, 2007 (unaudited) and September 30, 2006 and the related sales and direct operating expenses for the six-month period ended March 31, 2007 (unaudited) and for the year ended September 30, 2006, as such information pertains to the CryoCath Asset Purchase by ATS.

The accompanying financial statements have been prepared from the financial statements and accounting records of CryoCath and reflect significant assumptions and allocations. Moreover, the Surgical business relies on CryoCath for administrative, management and other services, of which the costs for certain services have been excluded from these financial statements as disclosed herein. Since separate complete financial statements were not maintained for the operations of CryoCath’s Surgical business, preparation of statements of operations and cash flows, including amounts charged for income taxes, interest and indirect expenses, is impractical. Additionally, since only certain assets have been acquired and certain liabilities assumed, a balance sheet and statement of stockholders’ equity is not applicable. Accordingly, the assets acquired and liabilities assumed and related sales and direct operating expenses presented in the financial statements may not be indicative of the financial position or results of operations of the Surgical business had it been a separate stand-alone entity, independent of CryoCath for all periods reported. Management believes the assumptions underlying the financial statements, including the methods used to allocate costs, are reasonable.

Statement of assets acquired and liabilities assumed

The assets and liabilities in the accompanying statement of assets acquired and liabilities assumed include only those assets to be sold and liabilities transferred to ATS pursuant to the Purchase Agreement.

Statement of sales and direct operating expenses

The statement of sales and direct operating expenses includes sales and expenses directly attributable to the Surgical business and allocations of certain expenses directly attributable to the operations of the Surgical business.

Directly attributable expenses include certain employee and payroll related expenses, professional fees, materials and supplies, and amortization expenses that are specifically identifiable with the Surgical business. Other allocated direct costs are attributable to the operations of the Surgical business using reasonable methodologies as described below:

•	The allocation of research and development costs primarily represents the costs for non-product specific trials and government filing along with the employee related costs associated with such activities. These costs have been allocated based on the proportion of direct Surgical product related research and development costs already attributed to the Surgical business.

•	The allocation for administrative expenses represents an allocation of product-liability insurance costs. These costs have been allocated based on the proportion of sales attributable to the Surgical business.

•	The allocation of sales and marketing costs primarily represents an allocation of costs for attendance at conventions and various sales and promotional activities along with the employee related costs associated with such activities. These costs have been allocated based on the proportion of sales attributable to the Surgical business.

•	The allocation of foreign exchange gains and losses primarily represents the transactions with customers and suppliers made in foreign currencies. Foreign exchange gains and losses from sales transactions were allocated according to the Surgical product units sold by geographic region while foreign exchange gains and losses from purchasing activities were allocated based on the expenses attributable to the Surgical business.

•	The allocation of non-cash compensation represents the costs of stock options granted to various employees involved in the management and operations of the Surgical business. These costs have been allocated in the same proportion as the salaries of the specific employees included in all other operating expenses attributable to the Surgical business.

Allocated direct operating expenses

	For the	For the
	six-month	year ended
	period ended	September	30,
	March 31, 2007	2006
	$	$
	(unaudited)
Research and development	139	363
Administrative	152	309
Sales and marketing	1,696	3,030
Foreign exchange loss (gain)	(182)	85
Non-cash compensation expense	63	219

	1,868	4,006

The following costs have been excluded from the statement of sales and direct operating expenses.

a)	Corporate overhead costs

Corporate overhead costs include certain administrative, treasury, accounting, audit, tax, treasury, legal, human resources and information technology support services provided by CryoCath. These costs have been excluded from the statement of direct sales and direct operating expenses because an allocation of corporate overhead costs to the Surgical business is not reflected in management reporting by CryoCath and any allocation would be arbitrary.

b)	Interest expense

CryoCath does not allocate interest expense to the Surgical business for purposes of management reporting. Interest has been excluded from the statement of sales and direct operating expenses of the Surgical business because such allocation would be arbitrary, and would not be indicative of direct financing activity.

The following balances have been excluded from the statement of Assets Acquired and Liabilities Assumed because these amounts have not been acquired or assumed by ATS pursuant to the Purchase Agreement:

Cash and cash equivalents, short-term investments, investment tax credits receivable, accounts receivable, raw material and work in process inventories, prepaid expenses, accounts payable and accrued liabilities, warranty provision, and long-term debt.

Cash flow data

Statements of cash flows have not been presented for the six-month period ended March 31, 2007 and for the year ended September 30, 2006. This reflects the fact that, except for capital expenditures, investing and financing activities of the assets and liabilities acquired by ATS were effected through CryoCath’s centrally controlled treasury management function, and were not isolated to the assets and liabilities sold.

3	Summary of significant accounting policies

Unaudited interim financial statements

The accompanying statement of assets acquired and liabilities assumed as at March 31, 2007 and the related statement of sales and direct operating expenses for the six-month period ended March 31, 2007 are unaudited. However, they include all adjustments (consisting only of normal recurring adjustments) that CryoCath considers necessary for a fair presentation of the Surgical business assets acquired and liabilities assumed as at such date and the sales and direct operating expenses for that period. The sales and direct operating expenses for the six-month period ended March 31, 2007 are not necessarily indicative of the results which may be expected for the year ending September 30, 2007 or any other future period.

Use of estimates

The preparation of the financial statements and related disclosures in conformity with Canadian GAAP requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods could differ from those estimates. In addition to estimates inherent in the process of allocating expenses to the Surgical business, estimates are used when accounting for provisions for inventory obsolescence and depreciation and amortization, among others.

Revenue recognition

The Surgical business sells disposables and consoles to customers and recognizes revenue only when a product is delivered to the customer, title has passed, and collection is reasonably assured. CryoCath also sells extended warranty contracts for its consoles for periods of one to five years. Amounts received in advance of the provision of services are recorded as deferred revenue and revenue is recognized on a straight-line basis over the warranty period.

In addition, the Surgical business lends consoles to a number of customers who purchase CryoCath’s disposables. The loan of these consoles is dependent on the customer purchasing disposables. The consoles remain the property of CryoCath and are recorded as consoles at customers’ premises.

For arrangements with multiple elements, including the sale of consoles bundled with extended warranties, CryoCath allocates revenue to each element of a transaction based upon its fair value as determined by “vendor specific objective evidence”. Vendor specific objective evidence of the fair value for all elements of an arrangement is based upon the normal pricing and discounting practices for those products and services when sold separately.

Revenue is deferred for any undelivered elements, and recognized as revenue over the period in which the service is performed, in accordance with CryoCath’s revenue recognition policy for such element.

Finished goods inventories

Finished goods inventories are valued at the lower of cost, which is determined on an average cost basis, and market value. Market value is defined as net realizable value. The cost includes direct costs and an allocation of manufacturing overhead.

Manufacturing equipment

Manufacturing equipment is recorded at cost and is amortized based on the estimated useful lives of the related assets using the straight-line method. The estimated useful lives range from two to four years.

Consoles at customers’ premises

Consoles at customers’ premises include consoles loaned to customers which are recorded at cost and are amortized based on the actual number of disposables sold over a period not to exceed three years.

Intellectual property

Intellectual property consists of patent and trademark costs and fees paid to acquire licensed technology. The patent costs include legal fees to obtain patents and patent application fees. The costs are capitalized and amortized based on their estimated useful lives according to the following methods and periods:

Patents and trademarks	Straight-line over a period not exceeding 17 years
License	Based on the actual number of disposables sold,
over a period not exceeding 10 years

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Impairment is assessed by comparing the carrying amount of the asset with the sum of the undiscounted cash flows expected from its use and eventual disposal. If such assets are considered impaired, the impairment loss to be recognized is measured as the amount by which the carrying amount of the assets exceeds their fair value generally determined on a discounted cash flow basis. Any impairment results in a write-down of the asset and a charge to sales and direct operating expenses during the period.

Research and development

Research costs are charged against sales and direct operating expenses in the period incurred. Development costs are charged against income in the period incurred unless a development project meets the criteria under Canadian generally accepted accounting principles for deferral and amortization. No such development costs have been deferred to date. Amounts have been allocated to the Surgical business (note 2).

Government assistance

Grant amounts resulting from government assistance programs, including refundable investment tax credits related to research and development expenditures, are reflected as reductions of the expenditures to which they relate at the time the assistance is earned provided there is reasonable assurance the assistance will be realized.

Administrative

Administrative costs, which include product liability insurance costs, have been allocated to the Surgical business (note 2).

Sales and marketing

Sales and marketing expenses consist primarily of marketing, sales and customer service support, freight and warehousing, as well as promotional and other marketing expenses. These activities are incurred on a centralized basis by CryoCath and are allocated to the Surgical business (note 2).

Foreign currencies

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange prevailing at the period-end date and non-monetary assets and liabilities are translated at the exchange rates prevailing when the assets were acquired. Revenues and expenses are translated into Canadian dollars at average exchange rates for the period. Exchange gains and losses arising from the translation of foreign currency items have been allocated to the Surgical business (note 2) are included in the statement of sales and direct operating expenses.

Non-cash compensation expense

CryoCath has a stock-based compensation plan described in note 8. CryoCath has applied the fair value based method to account for all options awarded since October 1, 2003. The fair value of stock options granted is determined at the date of grant using the Black-Scholes option pricing model and expensed over the vesting period of the options.

No compensation expense has been recognized under this plan for stock options issued prior to October 1, 2003.

Surgical distribution rights

During the year ended September 30, 2005, CryoCath sold the rights to certain of its U.S. Surgical customers to ATS allowing it exclusive access to these customer accounts for the purpose of selling Surgical cryoablation products. During 2006, additional rights were sold to ATS for $233 which has been recorded as revenue during the year ended September 30, 2006. In addition, ATS would pay a royalty fee on the future sales derived from these accounts for the next three years, and CryoCath would pay its normal commission on all sales made by ATS. These royalties have been recorded as product sales and amounted to $104 (2006 – $173). Subsequent to the CryoCath Asset Purchase transaction, ATS will no longer pay royalties to CryoCath in regard to this agreement.

4	Defined contribution employee pension plan

CryoCath has a 401K defined contribution employee pension plan for some of its U.S. employees. Contributions to this plan are expensed as incurred. CryoCath makes a matching contribution equal to 50% of the employee’s contribution, to a maximum of 3% of the employee’s annual remuneration. These employer contributions vest fully with the employee once 24 months of continuous service has been reached.

The expense during the six-month period ended March 31, 2007 for the defined contribution plan amounted to $7 (2006 – $14).

5	Manufacturing equipment

Manufacturing equipment consists of the following:

	2007	2006
	$	$
	(unaudited)
Cost	28	28
Less: Accumulated amortization	27	24
Net carrying value	1	4

Amortization of manufacturing equipment amounted to $3 for the six-month period ended March 31, 2007 ($7 for the year ended September 30, 2006) and is included in cost of sales.

6	Consoles at customers’ premises

	2007	2006
	$	$
	(unaudited)
Cost	1,724	1,716
Less: Accumulated amortization	1,394	1,259
Net carrying value	330	457

Amortization of consoles at customers’ premises amounted to $162 for the six-month period ended March 31, 2007 ($1,138 for the year ended September 30, 2006) and is included in cost of sales.

During the year ended September 30, 2006, CryoCath reviewed its portfolio of consoles placed at customers’ premises. Many of these consoles had previously been fully amortized and ownership had transferred to the customer. As a result, CryoCath wrote-off consoles with a cost of $490 and a net book value of $54.

7	Intellectual property

	2007	2006
	$	$
	(unaudited)
Licence, gross	15,540	15,540
Patents and trademarks, gross	184	131
Less: Accumulated amortization	4,136	3,277
Intellectual property, net	11,588	12,394

Amortization of intellectual property amounted to $859 for the six-month period ended March 31, 2007 ($1,490 for the year ended September 30, 2006), of which $854 (2006 – $1,483) is included in cost of sales.

8	Non-cash compensation expense

CryoCath established a stock option plan for its employees, officers, consultants and directors. The options granted under this plan have an exercise price of no less than the fair market value of the common shares on the date of the grant, being the five-day volume weighted average stock price prior to the date of grant.

Options generally vest equally over four years, and may be exercisable immediately on a change of control for a five-day period. If the options are not exercised during the five-day period, the original vesting schedule applies. Options expire ten years from the grant date.

The fair value of options granted during the second quarter ended March 31, 2007 was estimated at the date of grant using the following assumptions: weighted-average risk-free interest rate of 4.09% (2006 – 4.11%), dividend yield of nil (2006 – nil); weighted-average volatility factor of the expected market price of the Company’s common shares of 51.9% (2006 – 50.4%); and a weighted-average expected life of the options of 10 years (2006 – 10 years).

The expenses for non-cash compensation related to the Surgical business have been allocated on the basis described in note 2.

9	Segment disclosure

Information related to geographic areas is as follows:

				Consoles at
		Consoles at		customers’
		customers’		premises,
		premises,	Sales	at cost
	Sales	at cost	2006	2006
	$	$	$	$
	(unaudited)	(unaudited)
United States	5,687	1,642	10,758	1,634
Europe	1,464	62	2,122	62
Canada	38	20	29	20
Other	189	—	146	—

Net sales	7,378	1,724	13,055	1,716

Sales include sales of consoles in the amount of $168 (2006 – $291) and sales of disposables and other income of $7,210 (2006 – $12,764).

The Surgical business’ net sales for the six-month period ended March 31, 2007 comprised several customers, of which the most significant accounted for 17% (2006 – 15%) of total net sales.

10	Commitments

a)	Operating leases

CryoCath is committed under operating leases for rental of premises. Since these benefit CryoCath as a whole and not just the Surgical business, and since these amounts cannot be directly attributable to the Surgical business, they have been excluded from these financial statements. Any allocation of these commitments to the Surgical business would be arbitrary.

b)	Endocare licence purchase agreement

On April 14, 2003, CryoCath signed an asset purchase and technology licence agreement to purchase an exclusive and permanent global licence for the manufacture and sale of SurgiFrost®, a surgical cryoprobe used to treat cardiac arrhythmias during heart surgery, and equipment consisting primarily of manufacturing fixtures and component moulds. CryoCath is required to pay royalties on the net sales of designated surgical products as follows: 10% in 2004, 9% in 2005, 5% in 2006 and 3% in 2007 through 2012. Effective June 29, 2007, ATS will assume these royalty payments.

c)	Guarantees

CryoCath periodically enters into research or licence agreements with third parties that include indemnification provisions that are customary in the industry. These guarantees generally require CryoCath to compensate the other party for certain damages and costs incurred as a result of third party intellectual property claims or damages arising from the use of the intellectual property. In come cases, the maximum potential amount of future payments that could be required under these indemnification provisions is unlimited. These indemnification provisions generally survive termination of the underlying agreement. The nature of the intellectual property indemnification obligations prevents CryoCath from making a reasonable estimate of the maximum potential amount it could be required to pay. In addition, CryoCath has indemnifications to corporate partners, contract research organization and clinical trial sites. Historically, CryoCath has not made any indemnification payments under such agreements and no amount has been accrued in these financial statements with respect to these indemnification obligations.

11	Significant differences between Canadian and United States GAAP

As described in note 2, these financial statements have been prepared in accordance with Canadian GAAP. Following is a reconciliation of the significant measurement differences between Canadian GAAP and U.S. GAAP as they relate to the Surgical business.

Reconciliation of Excess (shortfall) of Sales over Cost of Sales, sale of Surgical Distribution Rights and Direct Operating Expenses and Comprehensive Income (Loss)

	For the six-month	For the
	period ended	year ended
	March 31, 2007	September 30,
	(unaudited)	2006
	$	$

Excess (shortfall) of sales over cost of sales, sale of Surgical distribution rights, and direct expenses	1,125	(1,857)
Adjustment for
Stock-based compensation	(8)	38
Excess (short-fall) of sales over cost of sales, sale of Surgical distribution rights, and direct operating expenses and comprehensive income (loss) under U.S. GAAP	1,117	(1,819)

a)	Stock-based compensation

Under Canadian GAAP, with respect to stock options awarded to employees, stock-based compensation expense has been recognized only for those options granted since October 1, 2003. No compensation expense has been recognized for stock options granted prior to that date. Under U.S. GAAP, the transitional provisions of SFAS 123R required CryoCath to recognize any unamortized compensation cost for stock options prior to the effective date, regardless of when those options were granted.

In addition, under Canadian GAAP, CryoCath accounts for forfeitures of stock options as they occur by adjusting the compensation expense for the period in which the forfeiture occurs. Under U.S. GAAP, CryoCath is required to estimate forfeitures as of the grant date and recognize compensation expense net of expected forfeitures.

b)	Comprehensive income (loss)

Comprehensive income (loss) includes all changes in equity (deficiency) during the periods presented except shareholder transactions. For the purpose of reporting under U.S. GAAP, the components of comprehensive income (loss) and total comprehensive income (loss) are reported below net income (loss) in the statements of sales and direct operating expenses. For the periods presented, other comprehensive income (loss) equals excess (shortfall) of sales over cost of sales, sale of distribution rights, and direct operating expenses.

c)	Recent accounting pronouncements under U.S. GAAP

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. The statement replaces APB Opinion No. 20, Accounting changes and SFAS No. 3, Reporting Accounting changes in Interim Financial Statements. SFAS 154 requires companies to apply voluntary changes in principles retrospectively whenever practicable. SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. CryoCath does not believe that the adoption of the provisions of SFAS 154 will have a material impact on the Surgical business’ financial statements.